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Exhibit 23.2

Consent of independent registered public accounting firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated May 29, 2015, relating to the consolidated financial statements of Boot Barn Holdings, Inc. appearing in the Annual Report on Form 10-K of Boot Barn Holdings, Inc. for the year ended March 28, 2015, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Costa Mesa, California
July 31, 2015

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  Exhibit 23.2
Consent of independent registered public accounting firm